As filed with the Securities and Exchange Commission on April 26, 2021

Registration No. 333-238098

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNAMIC SHARES TRUST

(Exact name of registrant as specified in its charter)

Delaware	6221	32-6540728
(State of Organization)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification Number)

401 W Superior St, Suite 300

Chicago, IL 60654

(678) 834-4218

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Xinyu Jiang

c/o Dynamic Shares LLC

401 W Superior St, Suite 300

Chicago, IL 60654

(678) 834-4218

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Weixuan Zhang c/o Dynamic Shares LLC 401 W Superior St, Suite 300 Chicago, IL 60654	Bilal H. Malik, Esq. Malik Law Group LLC 1180 W Peachtree Street NW, Suite 1910 Atlanta, GA 30309	Laura Anthony, Esq. Craig D. Linder, Esq. Anthony L.G., PLLC 625 N. Flagler Drive, Suite 600 West Palm Beach, FL 33401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Dynamic Short Short-Term Volatility Futures ETF

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee†
Dynamic Short Short-Term Volatility Futures ETF Common Units of Beneficial Interest	$100,000,000.00	$12,980.00
Total:	$100,000,000.00	$12,980.00	*

† The amount of the registration fees for the indicated securities have been calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.

* $12,980.00 has already been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 (“Amendment No. 6”) to the Registration Statement on Form S-1 (File No. 333-238098) of Dynamic Shares Trust (“Registration Statement”) is being filed solely for the purpose of filing Exhibit 23.3 as indicated in Part II of this Amendment No. 6. This Amendment No. 6 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares registered hereby. All the expenses are estimates. All such expenses will be borne by the Sponsor.

Type	Amount
SEC Registration Fee	$12,980.00
Publishing/Edgar Agents	$5,000.00
Printing and Mailing Costs	$7,900.00
Accounting Fees and Expenses	$7,000.00
Exchange Fees and Expenses	$10,000.00
Legal Fees and Expenses	$100,000.00
Total Expenses	$142,880.00

Item 14. Indemnification of Directors and Officers

The Amended and Restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any series (including the Fund) separately to the extent the matter in question relates to a single series or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its shareholders by reason of willful misconduct or gross negligence of such Sponsor.

We have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our Sponsor and Covered Persons or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Five Shares have been issued to the Sponsor at an aggregate purchase price of $100.

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Item 16. Exhibits and Financial Statement Schedules

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibit are filed herewith:

3.1	Trust Agreement dated March 8, 2019 (1)
4.1	Amended and Restated Trust Agreement dated April 21, 2020 (1)
4.2	Form of Authorized Participant Agreement (1)
5.1	Opinion of Richards, Layton & Finger, P.A. as to legality (1)
8.1	Opinion of Malik Law Group LLC on tax matters (1)
10.1	Form of Accounting and Administration Service Agreement (1)
10.2	Form of Sponsor Agreement (1)
10.3	Form of Dividend Disbursing and Transfer Agent Agreement (1)
10.4	Form of Institutional Custody Agreement (1)
10.5	Form of Distribution Agreement (1)
10.6	Form of Futures Account Agreement (1)
23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1). (1)
23.2	Consent of Malik Law Group LLC (included in Exhibit 8.1). (1)
23.3	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of the Registration Statement filed on May 8, 2020). (1)

(1) Incorporated by reference to the Trust’s Registration Statement, filed on May 8, 2020.

(b)

The following financial statements are included in the Prospectus:

Dynamic Shares Trust

Dynamic Short Short-Term Volatility Futures ETF

Audited Financial Statements as of December 31, 2020 and 2019

Report of Independent Registered Public Accounting Firm

Statements of Financial Condition

Notes to Financial Statements

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant’

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant ;and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(Signature Page Follows)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Trust has duly caused this Registration Statement on Pre-Effective Amendment No. 6 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois, on the 26th day of April, 2021.

Dynamic Shares Trust

By:	/s/ Weixuan Zhang
Name:	Weixuan Zhang
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Pre-Effective Amendment No. 6 to Form S-1 has been signed by the following persons on behalf of the Trust in the capacities and on the date indicated.

/s/ Weixuan Zhang	Chief Executive Officer	April 26, 2021
Weixuan Zhang	(Principal Executive Officer)

/s/ Xinyu Jiang	Chief Financial Officer	April 26, 2021
Xinyu Jiang	(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Pre-Effective Amendment No. 6 to Form S-1 has been signed by the following persons on behalf of the Sponsor (Dynamic Shares LLC) in the capacities and on the date indicated.

/s/ Weixuan Zhang	Member of the Sponsor	April 26, 2021
Weixuan Zhang

/s/ Xinyu Jiang	Manager of the Sponsor	April 26, 2021
Xinyu Jiang

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